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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2019

INDUSTRIAL PROPERTY TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55376 (Commission File Number)	61-1577639 (IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of Principal Executive Offices)

(303) 228-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

Agreement and Plan of Merger

        On July 15, 2019, Industrial Property Trust Inc., a Maryland corporation (the "Company"), Prologis, L.P., a Delaware limited partnership ("Parent"), and Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving entity (the "Surviving Entity") and a subsidiary of Parent. Upon the completion of the Merger, the separate existence of Merger Sub will cease. The Company's minority ownership interests in its two unconsolidated joint venture partnerships—Build-To-Core Industrial Partnership I LP and Build-To-Core Industrial Partnership II LP (together, the "BTC Partnerships")—will be excluded from the Merger pursuant to a transaction elected by the Company as described below. The board of directors of the Company (the "Company Board") has unanimously approved the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. The Merger and the other transactions contemplated by the Merger Agreement are collectively referred to herein as the "Transaction."

        Pursuant to the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each Class A Common Share, $0.01 par value per share, of the Company (the "Class A Common Shares") issued and outstanding immediately prior to the Effective Time and each Class T Common Share, $0.01 par value per share, of the Company (the "Class T Common Shares" and together with the Class A Common Shares, the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, will automatically be converted into the right to receive an amount in cash equal to $12.44 per share (the "Per Share Merger Consideration"), which may be reduced as a result of adjustments contemplated in the Merger Agreement in connection with the Specified Transactions (described below), without interest, but subject to any withholding required under applicable tax law. Immediately prior to the Effective Time, all restricted stock awards granted pursuant to the Company Equity Incentive Plan, dated as of July 16, 2013, or the Company Private Placement Equity Incentive Plan, effective as of February 26, 2015 (the "Company Restricted Stock"), that are outstanding immediately prior to the Effective Time will automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the Effective Time, each share of Company Restricted Stock will be considered (to the extent that such share of Company Restricted Stock is not otherwise considered to be outstanding) an outstanding share of Company Common Stock for all purposes of the Merger Agreement, including the right to receive the Per Share Merger Consideration.

        In addition, immediately prior to the Effective Time, each special partnership unit of Industrial Property Operating Partnership LP, the Company's operating partnership (the "Operating Partnership"), will be redeemed by the Operating Partnership in exchange for the receipt by the holder thereof (the "Special OP Unitholder") of a number of partnership units of the Operating Partnership ("OP Units") as determined in accordance with the terms of the limited partnership agreement of the Operating Partnership (the "Special Partnership Unit Redemption"). Immediately after the Special Partnership Unit Redemption but prior to the Effective Time, each OP Unit received as part of the Special Partnership Unit Redemption will automatically be converted into one Class A Common Share.

        In accordance with the terms, conditions and limitations set forth in the Merger Agreement, no later than August 14, 2019, the Company will provide written notice to Parent of its election to take one of the following actions with respect to the Company's interests in the entities (collectively, the "BTC Entities") that hold the Company's limited partnership and general partnership interests in the BTC Partnerships: (i) sell or otherwise transfer all of the Company's equity interests in the BTC Entities to any person (a "BTC Sale") and distribute the proceeds of such sale (less any amount expended by the Company or any of its subsidiaries in connection with such sale) to the stockholders of the Company; (ii) contribute the equity interests in all of the subsidiaries of the Company (other than the BTC Entities, the Operating Partnership and IPT Real Estate Holdco LLC, which would remain subsidiaries of the Company) to up to three newly formed subsidiaries of the Operating Partnership (each, a "New Holdco"), and effect a business combination through the merger of up to three affiliates of Parent with and into each New Holdco, with each New Holdco surviving such merger as a wholly owned subsidiary of Parent (an "Alternative Transaction"), and following the closing of each merger, cause the net proceeds of such disposition (as determined in accordance with the Merger Agreement) to be distributed to the stockholders of the Company; or (iii) contribute the equity interests in the BTC Entitles to a newly formed subsidiary of the Operating Partnership ("BTC Spinco") and thereafter distribute the equity interests in BTC Spinco to the Special OP Unitholder and the stockholders of the Company (a "BTC Spinoff," and together with a BTC Sale and an Alternative Transaction, the "Specified Transactions"). If the Company does not make such election prior to August 14, 2019, the Company will be deemed to have elected an Alternative Transaction. If the Company elects a BTC Spinoff or a BTC Sale, but such transaction has not been consummated by the date that the closing of the Merger would otherwise be required to occur in accordance with the terms of the Merger Agreement, the Company may postpone the closing of the Merger until a date specified by the Company that is no later than February 28, 2020. Further, if the Company elects a BTC Sale and at the contemplated closing of such BTC Sale the purchaser in such BTC Sale fails to close such BTC Sale, or if the Company elects a BTC Spinoff or a BTC Sale and such transaction has not been consummated by February 28, 2020, then, in each case, the closing of the Merger will be automatically postponed until such date mutually agreed by the Company and Parent that is no later than March 31, 2020, and the Company, Parent and Merger Sub shall engage in an Alternative Transaction.

        In the case of a BTC Spinoff, the Per Share Merger Consideration will be proportionately reduced by the sum of (x) the amount of indebtedness incurred by the Operating Partnership and contributed to BTC Spinco prior to a BTC Spinoff and (y) the aggregate amount of out-of-pocket costs incurred by the Company and its subsidiaries solely in connection with a BTC Spinoff that would not otherwise have been incurred had a BTC Spinoff not occurred. Additionally, in connection with a BTC Spinoff, BTC Spinco will be required, for a period of 18 months and subject to a cap of $25.0 million, to indemnify the Company for any losses or liability incurred by the Company solely as a result of a BTC Spinoff that the Company would not have incurred in the absence of a BTC Spinoff (excluding any liability which would not have existed had the Company merged with and into Merger Sub with Merger Sub surviving). In the event that the Company elects to engage in an Alternative Transaction, the Company, Parent and Merger Sub will amend the Merger Agreement to reflect the transactions contemplated by an Alternative Transaction. In the event that the Company engages in a BTC Sale, the Company will obtain, for the benefit of the Company and its subsidiaries, representation and warranty insurance to cover any post-closing liabilities for breach of representations and warranties (unless such BTC Sale is consummated on an "as is, where is" basis).

        The Company and Parent each have made certain customary representations and warranties in the Merger Agreement and have agreed to customary covenants including, among others, with respect to the conduct of business of the Company and its subsidiaries prior to the closing and covenants prohibiting the Company and its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.

        Prior to the approval of the Merger by the Company's stockholders, the Company Board may in certain circumstances adopt, approve or declare advisable certain alternative business combination transactions or take similar actions in accordance with its obligations under applicable law, subject to complying with specified notice and other conditions set forth in the Merger Agreement, including the payment of a termination fee described below.

        The Merger Agreement requires the Company to convene a stockholders' meeting for purposes of obtaining the approval of the holders of a majority of the outstanding shares of Company Common Stock and to prepare and file a proxy statement with the Securities and Exchange Commission (the "SEC") with respect to such meeting as promptly as reasonably practicable after the date of the

Merger Agreement, which proxy statement will contain, subject to certain exceptions, the Company Board's recommendation that the Company's stockholders vote in favor of the Merger. The proxy statement will be mailed to holders of shares of Company Common Stock following SEC clearance of the proxy statement, and, if the Company elects a BTC Spinoff, following SEC clearance of certain documentation relating to such BTC Spinoff.

        The completion of the Merger is subject to a number of conditions, including, among others: (i) approval of the Merger by the requisite vote of stockholders as of the record date for the special meeting of stockholders; (ii) the accuracy of the Company's and Parent's representations and warranties as of the closing of the Merger, subject to certain materiality, material adverse effect and other exceptions; (iii) the Company and Parent having performed in all material respects all obligations and complied in all material respects with all agreements and covenants required under the Merger Agreement; (iv) the absence of a material adverse effect on the Company; and (v) the receipt by Parent of a tax opinion relating to the REIT status of the Company and, in the event the Company elects to engage in a BTC Spinoff, a tax opinion relating to the REIT status of BTC Spinco. The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by Parent or Merger Sub.

        The Merger Agreement may be terminated under certain circumstances, including: (A) by mutual written consent of the parties; (B) by either party (1) if the Merger has not been consummated on or before February 28, 2020 (the "Outside Date"), so long as the failure of the Merger to be consummated by the Outside Date was not caused by the terminating party's failure to comply with any provision of the Merger Agreement (provided that if the Company elects a BTC Sale or a BTC Spinoff and on the date of the Outside Date a BTC Sale or a BTC Spinoff, as the case may be, has not been consummated, then in either case, the Outside Date will automatically be extended to March 31, 2020), (2) if a final and non-appealable order is entered, or any other action is taken, by any governmental authority of competent jurisdiction permanently restraining or otherwise prohibiting the Merger, so long as the order or other action was not caused by the terminating party's failure to comply with any provision of the Merger Agreement, or (3) upon a failure of the Company to obtain approval of the requisite vote of its stockholders; (C) by Parent if (1) the Company has breached its representations and warranties or covenants and agreements, and the breach results in a failure of the applicable closing condition with respect to its representations and warranties or covenants and agreements that cannot be cured (or, if capable of cure, is not cured) by either forty-five (45) days after written notice of such breach or two (2) Business Days prior to the Outside Date, whichever is earlier (subject to certain exceptions) or (2) the Company Board effects a change in its recommendation to the Company's stockholders, the Company Board approves, publicly recommends or enters into a definitive alternative acquisition agreement, or the Company willfully and materially breaches certain covenants related to the non-solicitation of alternative acquisition agreements; or (D) by the Company if (1) Parent has breached its representations and warranties or covenants and agreements, and the breach results in a failure of the applicable closing condition with respect to its representations and warranties or covenants and agreements that cannot be cured (or, if capable of cure, is not cured) by either forty-five (45) days after written notice of such breach or two (2) Business Days prior to the Outside Date, whichever is earlier (subject to certain exceptions) or (2) the Company Board determines to enter into a definitive alternative acquisition agreement to implement a superior business combination proposal, subject to the satisfaction of conditions set forth in the Merger Agreement. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent a termination fee of $65.0 million (provided that if the requisite approval of the Merger by the Company's stockholders has not been obtained on or before January 15, 2020, then the termination fee shall be $96.0 million).

        A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Parent, Merger Sub or the Company. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, in the case of the Company, are modified or qualified by information in a confidential disclosure letter provided by the Company to Parent in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Parent or the Company at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the SEC.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Stock Awards

        The information regarding the treatment of restricted stock awards under the "Agreement and Plan of Merger" in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01.    Regulation FD Disclosure

        On July 15, 2019, Black Creek Group issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        In addition, on July 15, 2019, the Company distributed a letter to its stockholders concerning the announced proposed Merger. A copy of the stockholder letter distributed by the Company is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

        In addition, on July 15, 2019, the Company prepared a stockholder Q&A and email distributions to financial advisors, home offices and real estate community, in each case, concerning the Merger and the Merger Agreement. Copies of the stockholder Q&A and the e-mails to financial advisors, home offices and real estate community are attached hereto as Exhibit 99.3, Exhibit 99.4, Exhibit 99.5 and Exhibit 99.6, respectively, and each is incorporated herein by reference.

        The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01.    Other Events

        In connection with the approval of the Merger, on July 15, 2019, the Company announced that the Company Board, including all of the Company's independent directors, had voted to terminate the Company's Third Amended and Restated Distribution Reinvestment Plan (the "DRIP") and the Company's Second Amended and Restated Share Redemption Plan ("SRP"), each termination effective as of the Effective Time. The Company Board, including all of the Company's independent directors, also voted to suspend (i) the DRIP, effective as of the 10th day after the date hereof, through the earlier to occur of (A) the Effective Time and (B) the election by the Company or Parent, in each case in accordance with the terms of the Merger Agreement, to pursue an Alternative Transaction and (ii) indefinitely suspend the SRP effective as of 30th day after the date hereof.

        As a result of the suspension of the DRIP, any distributions paid after the date hereof will be paid to the Company's stockholders in cash. The Company can provide stockholders with assistance on directing cash distribution payments and answering questions. The suspension of the DRIP will not affect the payment of distributions to stockholders who previously received their distributions in cash. In addition, as a result of the suspension of the SRP, the Company will not process or accept any requests for redemption received after the date hereof.

Forward-Looking Statements

        This Current Report on Form 8-K, including the exhibit furnished herewith, contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as "intend," "plan," "may," "should," "could," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of the Company to obtain the requisite vote of stockholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management's attention from the Company's ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of the Company to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the outcome of any legal proceedings that may be instituted against the Company and others related to the merger agreement; (vii) the Company's ability to effectuate a transaction involving the BTC Entities in accordance with the Merger Agreement on satisfactory terms or at all; (viii) the risk that the Merger, or the other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; (ix) the ability of the Company to implement its operating strategy; (x) the Company's ability to manage planned growth; (xi) changes in economic cycles; and (xii) competition within the real estate industry. In addition, these forward-looking statements reflect the Company's views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company's SEC reports, including, but not limited to, the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 6, 2019 as amended by the Company's Form 10-K/A filed with the SEC on April 10, 2019, the "Risk Factors" section of subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional Information about the Proposed Transaction and Where to Find It

        In connection with the proposed Merger, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement and other relevant materials, and hold a special meeting of its stockholders to obtain the requisite stockholder approval. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The proxy statement and other relevant materials (when they become available) containing information about the proposed transactions, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov and the Company's website at www.industrialpropertytrust.com. In addition, stockholders may obtain free copies of the proxy statement and other documents filed by the Company with the SEC (when available) by directing a written request to the following address: Industrial Property Trust Inc., Attention: Investor Relations, 518 Seventeenth Street, 17th Floor, Denver, CO 80202.

        The Company, Industrial Property Advisors LLC, the Company's external advisor, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information about these persons and their ownership of Common Stock is set forth in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2018, which was filed with the SEC on April 10, 2019. Stockholders may obtain additional information regarding the direct and indirect interests of the Company, Industrial Property Advisors LLC and their respective executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Item 9.01.    Financial Statements and Exhibits

(d)
Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 15, 2019, among Industrial Property Trust Inc., Prologis, L.P. and Rockies Acquisition LLC.*
99.1	Press Release of Black Creek Group, dated July 15, 2019
99.2	Letter to stockholders of Industrial Property Trust Inc., dated July 15, 2019
99.3	Stockholder Q&A distributed on July 15, 2019
99.4	Financial Advisors emails distributed on July 15, 2019
99.5	Home Office email distributed on July 15, 2019
99.6	Real Estate Community email distributed on July 15, 2019

*
Industrial Property Trust Inc. has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019	INDUSTRIAL PROPERTY TRUST INC.
	BY:	/s/ THOMAS G. MCGONAGLE Thomas G. McGonagle Managing Director, Chief Financial Officer

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
  Item 7.01. Regulation FD Disclosure
  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES